UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 16, 2009
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers
This filing amends the description of the awards described in the Form 8-K dated September 16, 2009, as to F.N.B. Corporation’s (the “Corporation’s”) Chief Executive Officer, Stephen Gurgovits. The description of Mr. Gurgovits’ awards and the form of his award agreements were inadvertently omitted from the Corporation’s Form 8-K dated September 16, 2009. Mr. Gurgovits’ service-based restricted stock awards are subject to the standard terms described in the Form 8-K dated September 16, 2009, and Mr. Gurgovits’ service-based award will vest on January 16, 2012, provided Mr. Gurgovits remains continuously employed by the Corporation or is employed under the Amended and Restated Consulting Agreement dated June 18, 2008, as amended. The performance-based awards are subject to the standard terms contained in the performance-based restricted stock unit award agreement previously described in the Form 8-K dated September 16, 2009 filed by the Corporation. Mr. Gurgovits’ performance-based awards will vest on March 1, 2013, provided that the performance goals set forth in the agreement are met and Mr. Gurgovits remains continuously employed by the Corporation or is employed under the Amended and Restated Consulting Agreement dated June 18, 2008. However, since Mr. Gurgovits is currently eligible to retire, neither the service nor performance-based agreements contain provisions accelerating vesting upon retirement.
The foregoing discussion is qualified in its entirety by reference to the full text of the service and performance-based award agreements which are attached as Exhibits 10.1 and 10.2 and incorporated by reference. This Current Report on Form 8-K/A should be read in conjunction with the Corporation’s filings made with the Securities and Exchange Commission in connection with the Corporation’s Form 8-K filing made on September 22, 2009.

Item 9.01	Financial Statements and Exhibits
10.1	Form of service-based Restricted Stock Award Agreement for CEO Stephen Gurgovits (pursuant to 2007 Incentive Compensation Plan).

10.2	Form of Restricted Stock Unit Agreement for CEO Stephen Gurgovits (pursuant to 2007 Incentive Compensation Plan).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/ Vincent J. Calabrese
	Name:	Vincent J. Calabrese
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: September 30, 2009